                                                                     EXHIBIT 2.4

                  STOCK ASSIGNMENT AND CONTRIBUTION AGREEMENT


     This STOCK ASSIGNMENT AND CONTRIBUTION AGREEMENT (this "AGREEMENT") is made and entered into as of July 25, 1997 by and between; ITC/\DELTACOM, INC., a Delaware corporation ("ITC/\"); INTERSTATE FIBERNET, INC., a Delaware corporation formerly known as ITC Transmission Systems, Inc. ("IFN"); Gulf States Transmission Systems, Inc., a Delaware corporation ("GSTS"); and DeltaCom, Inc., an Alabama corporation ("DeltaCom") (collectively, the "Companies").

     WHEREAS, each of the Companies is party to that certain Placement Agreement dated May 29, 1997 (the "PLACEMENT AGREEMENT"), pursuant to which ITC/\ issued and sold to the Placement Agents (as defined in the Placement Agreement) $200,000,000 in aggregate principal amount of 11% Senior Notes due 2007 (the "NOTES"); and

     WHEREAS, ITC/\ and United States Trust Company of New York (the "TRUSTEE") have entered into that certain Indenture dated June 3, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which ITC/\ issued the Notes on June 3, 1997;

     WHEREAS, on June 3, 1997 pursuant to the Placement Agreement and the Indenture, ITC/\ caused to be deposited with the Trustee proceeds from the sale of the Notes in the amount of $194 million (the "FUNDS");

     WHEREAS, pursuant to, and in accordance with the provisions of, that certain Pledge and Security Agreement dated as of June 3, 1997 (the "PLEDGE AGREEMENT") the Trustee invested the Funds in the Collateral (as more fully described in the Pledge Agreement), which has been held by the Trustee for the benefit of the Holders of the Notes to secure ITC/\'s obligation to (i) provide for payment in full of the first six scheduled interest payments due on the Notes, (ii) secure repayment of the principal, premium and interest on the Notes in the event that the Notes become due and payable prior to such time as the first six scheduled interest payments thereon shall have been paid in full and (iii) redeem all of the Notes in the event that the Reorganization (as defined in the Indenture) were not consummated by September 15, 1997;

     WHEREAS, consummation of the Reorganization is a condition precedent to disbursement by the Trustee pursuant to Section 7(c) of the Pledge Agreement of certain Funds and/or Cash Equivalents to, or as directed by, ITC/\;

     WHEREAS, the Board of Directors of ITC/\ has, by resolutions duly adopted, approved and authorized all actions necessary or appropriate, in the judgment of officers of the Corporation, to consummate the Reorganization;
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     WHEREAS, as part of the Reorganization, ITC Holding Company, Inc., the sole stockholder of ITC/\, transferred and assigned to ITC/\ all of the issued and outstanding capital stock of each of IFN, GSTS and DeltaCom; and

     WHEREAS, also as part of the Reorganization, the officers of ITC/\ have determined that it is in the best interests of ITC/\ to assign and contribute to IFN all of the shares of capital stock of each of GSTS and DeltaCom owned by ITC/\;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Defined Terms.  Unless otherwise specified or defined herein,
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capitalized terms used herein shall have the meanings ascribed to them in the
Pledge Agreement.

     2.  Assignment and Acceptance.  Effective as of the date hereof, ITC/\
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hereby transfers and assigns to IFN, and IFN hereby accepts, all of ITC/\'s ownership interests in GSTS and DeltaCom, consisting of the following:

     (i) all of the outstanding capital stock of GSTS, consisting of 1,000 shares of common stock, par value $.01 per share, all of which shares are duly authorized, validly issued, fully paid and nonassessable; and

     (ii) all of the outstanding capital stock of DeltaCom, consisting of 80,000 shares of common stock, par value $.01 per share, all of which shares are duly authorized, validly issued, fully paid and nonassessable.

     3.  Further Agreements. ITC/\ and IFN hereby direct, and each of
         ------------------
GSTS or DeltaCom, as the case may be, hereby agree (in each case subject to their respective bylaws and certificates of incorporation and applicable law)
(i) to take all actions necessary or appropriate to reflect in their official corporate and stock records the assignment and transfer of stock effected by this Agreement; (ii) to cancel any stock certificates issued and outstanding in the name of ITC/\; and (iii) to issue such stock certificates as may be requested by IFN to evidence IFN's record ownership of such stock.

     4.  Effectiveness of Agreement.  The time of effectiveness of this
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Agreement shall be concurrent with the effectiveness of the First Union Release.

     5.  Section Headings.  Section headings contained in this Agreement are
         ----------------
inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     6.  Governing Law.  This Agreement, the rights and obligations of the
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parties hereto, and any claims or disputes relating thereto, shall be governed by

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and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

     7.  Counterparts.  To facilitate execution, this Agreement may be executed
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in as many counterparts as may be required.  It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties.



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

     IN WITNESS WHEREOF, each party has executed this Stock Assignment and Contribution Agreement by its duly authorized representative as of the date first above written.

                              ITC/\DELTACOM, INC., a Delaware corporation


                              By:  /s/ Andrew M. Walker
                                 -----------------------------------------------

                              Its:  Chief Executive Officer
                                 -----------------------------------------------



                              INTERSTATE FIBERNET, INC., a Delaware corporation


                              By:  /s/ Andrew M. Walker
                                 -----------------------------------------------

                              Its:  Chief Executive Officer and President
                                 -----------------------------------------------



                              GULF STATES TRANSMISSION SYSTEMS, INC., a Delaware corporation


                              By:  /s/ Andrew M. Walker
                                 -----------------------------------------------

                              Its:  Chief Executive Officer and President
                                 -----------------------------------------------



                              DELTACOM, INC., an Alabama corporation


                              By:  /s/ Andrew M. Walker
                                 -----------------------------------------------
                                 ----------------------

                              Its:  Chief Executive Officer
                                 -----------------------------------------------

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